SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                 TIDEWATER INC.
                (Name of Registrant as Specified in Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ____________________________________________________________________

     (2) Aggregate number of securities to which transactions applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         ____________________________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                     [LOGO]

                                 TIDEWATER INC.
                               1440 CANAL STREET
                             NEW ORLEANS, LA 70112
                                                           June 8, 1995

       To Our Stockholders:

           You are cordially invited to attend the Annual Meeting of Stockholders of Tidewater Inc. to be held at the Radisson Hotel, 1500 Canal Street, New Orleans, Louisiana, on Thursday, July 20, 1995, at 10:00 a.m., C.D.S.T.

           The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have.

           Please sign, date and return the enclosed proxy card promptly. If you attend the meeting, which we hope you will do, you may vote in person even if you have previously mailed a proxy card.

                                          Sincerely,

                                          WILLIAM C. O'MALLEY
                                          CHAIRMAN OF THE BOARD, PRESIDENT,
                                          AND CHIEF EXECUTIVE OFFICER

                                TIDEWATER INC.
                              1440 CANAL STREET
                            NEW ORLEANS, LA 70112

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of the Stockholders of TIDEWATER INC. will be held at the Radisson Hotel, 1500 Canal Street, New Orleans, Louisiana, on Thursday, July 20, 1995, at 10:00 a.m., C.D.S.T., to vote upon the following matters:

    1. The election of three Directors to serve three-year terms ending in September 1998 or until their successors are elected and qualified;

    2. Ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1996; and

    3. Such other matters as may properly come before the meeting or any adjournment thereof.

    May 29, 1995, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

    Stockholders are requested to date, sign and return as soon as possible the enclosed proxy card. A return envelope which requires no postage if mailed in the United States is enclosed for that purpose.

                                              By Order of the Board of
                                              Directors

                                              CLIFFE F. LABORDE
                                              SENIOR VICE PRESIDENT, SECRETARY,
                                              AND GENERAL COUNSEL

New Orleans, Louisiana
June 8, 1995

                              TABLE OF CONTENTS

                      DESCRIPTION                     PAGE
                      -----------                     ----
              Solicitation of Proxies..............     1
              Revocation of Proxies................     1
              Shares Outstanding and Voting
                Procedures.........................     1
              Security Ownership of Certain
                Beneficial Owners..................     2
              Security Ownership of Management.....     3
              Election of Directors (Proposal 1)...     4
              Committees of the Board..............     6
              Compensation Committee Interlocks and
                Insider Participation..............     6
              Director Compensation................     6
              Executive Compensation...............     8
              Compensation Committee Report........    14
              Performance Graph....................    17
              Interest in Certain Transactions.....    18
              Proposal for the Ratification of
                Selection of Independent
                Accountants (Proposal 2)...........    18
              Stockholder Proposals and Director
                Nominations........................    19
              Other Matters........................    20

                                TIDEWATER INC.
                              1440 CANAL STREET
                            NEW ORLEANS, LA 70112

                               PROXY STATEMENT

                           SOLICITATION OF PROXIES

    This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of Tidewater Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company which will be held at the Radisson Hotel, 1500 Canal Street, New Orleans, Louisiana, on Thursday, July 20, 1995, at 10:00 a.m., C.D.S.T., and at any adjournment thereof. Only stockholders of record at the close of business on May 29, 1995, are entitled to vote at the meeting or any adjournment thereof.

    The Company will bear the costs of soliciting proxies. Proxies may be solicited, without extra remuneration, by Directors, officers, or employees of the Company, by mail, telephone, telex, telefax, telegram, or personal interview. The Company will reimburse brokers, banks, and other custodians, nominees, or fiduciaries for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners of shares.

                            REVOCATION OF PROXIES

    Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the meeting or by delivering written revocation or a later dated proxy to the Secretary of the Company.

                   SHARES OUTSTANDING AND VOTING PROCEDURES

    The Bylaws of the Company (the "Bylaws") provide that the holders of a majority of the shares of common stock of the Company, par value $.10 per share (the "Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The Bylaws further provide that, except as otherwise provided by statute, the Certificate of Incorporation of the Company, or the Bylaws, all matters coming before the Annual Meeting shall be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat.

    Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote.

    Abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be a part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

    As of the close of business on May 29, 1995, the Company had issued and outstanding 53,256,544 shares of Common Stock. Each share of Common Stock is entitled to one vote with respect to matters to be voted upon at the meeting.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table and notes thereto indicate the name, address, and stock ownership of each person or persons known by the Company to own beneficially more than 5% of the Company's voting securities as of May 29, 1995:

                                           AMOUNT AND
                                           NATURE OF               PERCENT
          NAME AND ADDRESS                 BENEFICIAL                OF
         OF BENEFICIAL OWNER               OWNERSHIP               CLASS(5)
- -------------------------------------     ------------             -------
COMMON STOCK
  Corporate Partners Group...........     3,992,999(1)                7.5%
    One Rockefeller Plaza
    New York, NY 10020
FMR Corporation......................     6,114,200(2)               11.5%
    82 Devonshire Street
    Boston, MA 02109
Chieftain Capital Management, Inc....     3,656,000(3)                6.9%
    12 East 49th Street
    New York, NY 10017
Neuberger & Berman...................     3,671,382(4)                6.9%
    605 Third Avenue
    New York, NY 10158
- ---------
(1) Based on Schedule 13D dated December 28, 1993, filed by Corporate Partners Group with the Securities and Exchange Commission. The Common Stock owned by the Corporate Partners Group is allocated as follows: Corporate Partners, L.P., 3,394,683 shares; Corporate Offshore Partners, L.P., 243,316 shares; and The State Board of Administration of Florida ("SBAF"), 355,000 shares. Lester Pollack, a Director of the Company, is Senior Managing Director of Corporate Advisors, L.P.

(2) Based on amended Schedule 13G dated February 13, 1995, filed with the Commission reporting the beneficial ownership position of FMR Corporation.

(3) Based on Schedule 13G dated January 30, 1994, filed with the Commission reporting the beneficial ownership position of Chieftain Capital Management, Inc.

(4) Based on Schedule 13G dated February 10, 1995, filed with the Commission reporting the beneficial ownership position of Neuberger & Berman.

(5) Based on 53,256,544 shares of Common Stock outstanding on May 29, 1995.

                       SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Common
Stock as of May 29, 1995, with respect to each executive officer named in the Summary Compensation Table and by all Directors and executive officers as a group:
                                        AMOUNT AND NATURE OF
                                             BENEFICIAL               PERCENT
                NAME                         OWNERSHIP*              OF CLASS
- -------------------------------------   --------------------         ---------
Robert H. Boh........................        9,000(1)                   **
Donald T. Bollinger..................    29,644(1)(2)                   **
Arthur R. Carlson....................        5,100(1)                   **
Richard M. Currence..................       87,400(3)                   **
Hugh J. Kelly........................        6,000(1)                   **
Cliffe F. Laborde....................       43,351(4)                   **
John P. Laborde......................      201,697(5)                   **
Paul W. Murrill......................        5,100(1)                   **
William C. O'Malley..................          70,000                   **
Lester Pollack.......................    3,995,999(6)                 7.5%(7)
J. Hugh Roff, Jr.....................        6,000(8)                   **
Stephen A. Snider....................       32,348(9)                   **
Ken C. Tamblyn.......................      73,020(10)                   **
All Directors and Executive Officers
  as a group (13 persons)............   4,565,149(11)                 8.5%(12)
- ---------
  * Unless otherwise indicated by footnote, all shares are held by the named individuals with sole voting and investment powers.

 **  Less than 1.0%.

 (1) Includes 5,000 shares of Common Stock that such person has the right to acquire within 60 days upon exercise of a Non-Employee Director stock option.

 (2) Includes 103 shares held by Mr. Bollinger's son, as to which Mr. Bollinger disclaims beneficial ownership.

 (3) Includes 61,281 shares which Mr. Currence has the right to acquire within 60 days through the exercise of employee stock options together with related restricted stock awards, and 3,992 shares of Common Stock attributable to Mr. Currence's account in the Company's Savings Plan, as to which shares Mr. Currence has sole voting power.

 (4) Includes 23,422 shares which Mr. Laborde has the right to acquire within 60 days through the exercise of employee stock options together with related restricted stock awards, 6,906 shares held in trusts for Mr. Laborde's minor children, beneficial ownership of which is disclaimed, and 490 shares of Common Stock attributable to Mr. Laborde's account in the Company Savings Plan, as to which shares Mr. Laborde has sole voting power.

 (5) Includes 1,000 shares which Mr. Laborde has the right to acquire within 60 days through the exercise of a Non-Employee Director stock option and 932 shares owned by Mr. Laborde's wife, beneficial ownership of which is disclaimed.

 (6) Includes 3,000 shares of Common Stock which Mr. Pollack has the right to acquire within 60 days through exercise of a Non-Employee Director stock option, and 3,992,999 shares owned by the Corporate Partners Group, as to which Mr. Pollack disclaims beneficial ownership. See "Security Ownership of Certain Beneficial Owners".

 (7) Calculated on the basis of 53,256,544 shares of Common Stock outstanding at May 29, 1995, plus the number of shares such person has the right to acquire within 60 days.

 (8) Includes 4,000 shares of Common Stock which Mr. Roff has the right to acquire within 60 days upon exercise of a Non-Employee Director stock option.

 (9) Includes 31,555 shares which Mr. Snider has the right to acquire within 60 days through the exercise of employee stock options together with related restricted stock awards and 793 shares of Common Stock attributable to Mr. Snider's account in the Company's Savings Plan, as to which shares Mr. Snider has sole voting power.

(10) Includes 56,764 shares which Mr. Tamblyn has the right to acquire within 60 days through the exercise of employee stock options together with related restricted stock awards, and 2,756 shares of Common Stock attributable to Mr. Tamblyn's account in the Company's Savings Plan, as to which shares Mr. Tamblyn has sole voting power.

(11) Includes 206,022 shares of Common Stock that such persons have the right to acquire within 60 days through the exercise of options together with related restricted stock awards; 4,000,940 shares for which Directors and executive officers reported indirect ownership and disclaim beneficial ownership; and 8,031 shares of Common Stock attributable to such persons' accounts in the Company's Savings Plan, as to which shares such persons have sole voting power only.

(12) Calculated on the basis of 53,256,544 shares of Common Stock outstanding at May 29, 1995, and the 206,022 shares that all Directors and executive officers as a group have the right to acquire within 60 days.

                            ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

    The Company's Certificate of Incorporation divides the Board of Directors into three classes, as nearly equal in number as possible, with each class of Directors serving a three-year term. The term of office of the classes of Directors expires in rotation so that one class is elected at each Annual Meeting for a full three-year term. The terms of Messrs. Murrill, Pollack and Roff will expire at the Annual Meeting.

    The Board of Directors has nominated and urges you to vote FOR the election of Messrs. Murrill, Pollack and Roff for terms of office ending in 1998. Proxies solicited hereby will be so voted unless stockholders specify otherwise in their proxies.

    It is intended that the proxies solicited hereby will be voted FOR the election of each individual named under "Nominees" below. In the event any nominee is not a candidate when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. The Board of Directors has no reason to believe that any nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a Director. In no event, however, will the proxies be voted for a greater number of persons than the number of nominees named.

                                 PRINCIPAL OCCUPATION                     DIRECTOR      TERM
        NOMINEES          AGE        OR EMPLOYMENT                         SINCE      EXPIRING
- ------------------------  ---  -------------------------------------      --------    --------
Paul W. Murrill.........   60  Professional Engineer. Chairman of           1981       1998
                               Piccadilly Cafeterias since 1994.
                               Served as Special Advisor to the
                               Chairman of the Board of Gulf States
                               Utilities Co. (public utility),
                               1987-1989, its Chairman, 1982-1987,
                               and its Chief Executive Officer,
                               1982-1986; Director of Entergy
                               Corporation, Howell Corporation,
                               Piccadilly Cafeterias, Inc., ZYGO
                               Corp., First Mississippi Corporation,
                               and FirstMiss Gold Inc.

                                      4

Lester Pollack..........   61  Senior Managing Director of Corporate        1992        1998
                               Advisors, L.P. since 1988, Managing
                               Director of Lazard Freres & Co. LLC
                               since 1995 (prior thereto a general
                               partner) and Chief Executive Officer
                               of Centre Partners, L.P. since 1986;
                               Director of Continental Cablevision,
                               Inc., Kaufman & Broad Home
                               Corporation, La Salle Re Limited,
                               Parlex Corporation, Polaroid
                               Corporation, Sphere Drake Holdings,
                               Ltd., and SunAmerica, Inc.

J. Hugh Roff, Jr........   63  Chairman of the Board of PetroUnited         1986        1998
                               Terminals, Inc. (petrochemical
                               terminals) since 1986; Director of
                               Texas Commerce Bank, N.A.

DIRECTORS CONTINUING IN              PRINCIPAL OCCUPATION                 DIRECTOR      TERM
         OFFICE            AGE          OR EMPLOYMENT                       SINCE     EXPIRING
- ------------------------   --- --------------------------------------     --------    --------
Robert H. Boh...........   64  Chairman and Former President and Chief      1978        1996
                               Executive Officer of Boh Bros.
                               Construction Co. (general construction
                               contractor); Chairman of Hibernia
                               Corporation and Hibernia National Bank,
                               and Director of BellSouth
                               Telecommunications, Inc.

Donald T. Bollinger.....   45  Chairman of Bollinger Machine Shop &         1990        1996
                               Shipyard, Inc. since 1989 and its Chief
                               Executive Officer since 1985; Director of
                               Premier Bancorp, Inc. and Premier Bank
                               N.A.--South Louisiana.

Arthur R. Carlson.......   54  Managing Director, Trust Company of the      1982        1997
                               West (investment advisor) since 1982.

Hugh J. Kelly...........   70  Oil and gas consultant since 1989; former    1990        1996
                               Chief Executive Officer of Ocean Drilling
                               and Exploration Company, 1977-1989;
                               Director of Hibernia Corporation, Chieftain
                               International, Inc. and Central Louisiana
                               Electric Co.

John P. Laborde.........   71  Former Chairman, President and Chief         1956        1997
                               Executive Officer of the Company from 1956
                               to 1994; Director of Stolt Comex Seaway
                               S.A., Stone Energy Corporation, and
                               American Bureau of Shipping.

William C. O'Malley.....   58  Chairman, President and Chief Executive      1994        1997
                               Officer of the Company since 1994; prior
                               thereto, served as Chairman of the Board
                               and Chief Executive Officer of Sonat
                               Offshore Drilling, Inc.; Director of
                               American Oilfield Divers, Inc. and Hibernia
                               Corporation.

                           COMMITTEES OF THE BOARD

    The Company has standing Executive, Audit, and Compensation Committees of the Board of Directors. It has no nominating committee. During fiscal 1995, eight meetings of the Board of Directors were held. Each Director attended at least 75% of the aggregate of the meetings of the Board and the Committees on which they served.

    The Company's Executive Committee is composed of Messrs. Robert H. Boh, Arthur R. Carlson, John P. Laborde, Paul W. Murrill, William C. O'Malley, Lester Pollack, and J. Hugh Roff, Jr. The function of the Committee is to act in the place of the Board of Directors at times when the Board is not in session. The Committee may exercise all powers of the Board except those powers specifically reserved to the Board under applicable law. The Committee did not meet during fiscal 1995.

    The Company's Audit Committee is composed of Messrs. Donald T. Bollinger, Arthur R. Carlson, John P. Laborde, Paul W. Murrill, and Lester Pollack. The Committee met two times during fiscal 1995. The principal functions of the Committee are to recommend selection of independent auditors, review the plan for and results of audit examinations by internal and independent auditors, review the Company's annual financial statements prior to release to the public, and review and approve the services provided and fees charged by independent auditors. The Committee also monitors and evaluates internal accounting controls of the Company and ensures continuing adherence to stated management policies and regulatory requirements in the area of financial reporting.

    The Company's Compensation Committee is composed of Messrs. Robert H. Boh, Hugh J. Kelly, and J. Hugh Roff, Jr. The Committee met four times during fiscal 1995. The principal functions of the Committee include responsibility for considering all substantive elements of the Company's total employee compensation package, including overall plan design for each of the Company's major benefit programs, determining appropriate actuarial assumptions and funding methods, appointing and monitoring independent investment managers and monitoring compliance with applicable provisions of state and federal law. The Committee also has responsibility for determining salary and bonus awards for officers and determining stock option and restricted stock awards for all key employees.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Company's Compensation Committee are Messrs. Robert H. Boh, Hugh J. Kelly, and J. Hugh Roff, Jr. None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries.
                            DIRECTOR COMPENSATION

    Non-Employee Directors of the Company receive an annual retainer fee of $20,000 and a fee of $1,500 for attendance at each meeting of the Board of Directors. Directors also receive a fee of $1,000 for attendance at each meeting of any Committee of the Board of Directors. The chairmen of Committees of the Board of Directors receive a fee of $1,400 for attendance at those Committee meetings they chair. Directors are also reimbursed for any direct expense incurred by them in attending meetings of the Board of Directors or its Committees. Non-Employee Directors also automatically receive a non-qualified stock option to purchase 1,000 shares of Common Stock after each Annual Meeting of Stockholders of the Company. The exercise price of the stock options is equal to the closing price for the Common Stock reported on the New York Stock Exchange consolidated tape on the date of the Annual Meeting of Stockholders or, if not reported on that day, on the first day thereafter that it is reported. Non-Employee Director options may not be exercised until six months after the date of grant and then may not be exercised if such exercise constitutes a triggering event under the Company's Shareholder Rights Plan. The options lapse 10 years from the date of grant or one year after termination of the Director's services as a Director of the Company, whichever occurs first.

    The Company provides a Deferred Compensation Plan pursuant to which a Non-Employee Director may elect to defer all fees which are payable to him from the Company. Deferred amounts are credited to an account in the name of the participant as a cash credit or a phantom Common Stock credit of the Company's Common Stock. Cash credit accounts are credited quarterly with interest at a rate based upon the one year U.S. Treasury Bill rate. The phantom share accounts are credited with a Common Stock dividend equivalent at the time dividends are paid on Common Stock. Upon the earlier of termination of Board service with the Company or the Director's attainment of age 65, amounts accrued under this Plan are payable either in a lump sum or over a period of two to ten years, at the election of the participant. Directors participate at their election in this Plan on a year-to-year basis. One Director participated in the Deferred Compensation Plan during fiscal 1995.

    The Company also provides a Retirement Plan for the benefit of Non-Employee Directors who retire from the Board on or after reaching age 65 or after completing five or more years of service on the Board. Under the Retirement Plan, an eligible Director will be entitled to an annual benefit equal to the annual retainer fee for a Board member at the time of his retirement. The benefit is payable for a term equal to the number of years the retired Director served as a Non-Employee Director. If a Director dies prior to payment of his benefit, a death benefit is payable to his beneficiaries equal to the then present value of the unpaid benefit.

    The Deferred Compensation Plan and the Retirement Plan both provide for the acceleration of the payment of certain benefits in the event of a change of control in the Company. In such event, any unpaid benefits deferred under the Deferred Compensation Plan as a cash credit only and any Retirement Plan benefits are payable upon the Company's receipt of a request for payment by a Director.

                            EXECUTIVE COMPENSATION

    The following table summarizes, for each of the three fiscal years ended March 31, 1993, 1994, and 1995, the compensation of the named individuals in all capacities in which they served:

                          SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                             ANNUAL COMPENSATION          ----------------------------------------------
                                        -----------------------------     RESTRICTED        NO. OF
              NAME AND                  FISCAL                               STOCK         OPTIONS          ALL OTHER
         PRINCIPAL POSITION              YEAR     SALARY      BONUS        AWARDS(1)       AWARDED       COMPENSATION(2)
- -------------------------------------   ------   ---------  ---------     -----------      --------      ---------------
William C. O'Malley(3)...............    1995    $ 268,918  $ 200,000     $ 1,636,250       450,000        $     1,938
  Chairman, President and Chief
  Executive Officer

Richard M. Currence..................    1995      242,500    140,000          38,760(4)     45,675             11,151
  Executive Vice President               1994      232,500    140,000          43,607(4)     20,000              9,951
                                         1993      218,750     90,000             -0-        30,000              9,538

Ken C. Tamblyn.......................    1995      232,500    140,000          37,091(4)     45,000             10,851
  Executive Vice President and           1994      222,500    135,000          43,607(4)     20,000              9,649
  Chief Financial Officer                1993      205,000     80,000             -0-        29,600              9,126

Cliffe F. Laborde....................    1995      197,500     85,000          26,878(4)     30,875              9,801
  Senior Vice President, Secretary       1994      186,250     90,000          32,715(4)     15,000              8,563
  and General Counsel                    1993      175,000     50,000             -0-        13,600              2,976

Stephen A. Snider....................    1995      149,583     85,000          26,878(4)     35,875              8,373
  Senior Vice President                  1994      137,500     70,000          32,715(4)     15,000              7,101
                                         1993      127,500     35,000             -0-        29,000              6,801

John P. Laborde(5)...................    1995      357,184    175,000             -0-         1,000             12,654
  Retired Chairman, President,           1994      600,000    450,000             -0-           -0-             20,976
  and Chief Executive Officer            1993      560,000    275,000       3,800,000           -0-          2,231,260(6)

- ------------
(1) Reflects the number of shares of restricted stock awarded multiplied by the closing market price of the Company's Common Stock on the date of grant.

(2) Consists of amounts contributed by the Company on behalf of the named executive officer pursuant to the Company's Savings Plan and Supplemental Savings Plan and health care premiums paid by the Company under the Company's Executive Medical Plan. See following table.

(3) Mr. O'Malley joined the Company on September 19, 1994.

(4) Reflects the value of shares of restricted stock (the "Restricted Shares") that the named individual has the right to receive upon the exercise of related stock options. Once issued, the Restricted Shares are restricted for a period of five years and will be forfeited if, except under certain permitted circumstances, the holder sells the related option shares. Once the Restricted Shares are issued, the holders of the Restricted Shares will be entitled to receive any dividends paid to the holders of Common Stock of the Company.

(5) Mr. Laborde retired as Chairman, President and Chief Executive Officer on October 20, 1994.

(6) Includes $2,212,321 in an accelerated lump sum payment of benefits under the Company's Supplemental Executive Retirement Plan.

                      AMOUNTS CONTRIBUTED BY THE COMPANY
            PURSUANT TO SAVINGS PLAN AND SUPPLEMENTAL SAVINGS PLAN
                 AND HEALTH CARE PREMIUMS PAID BY THE COMPANY
                         UNDER EXECUTIVE MEDICAL PLAN

                                             CONTRIBUTIONS       PREMIUMS PAID
                                                 UNDER          UNDER EXECUTIVE
                NAME         FISCAL YEAR     SAVINGS PLANS        MEDICAL PLAN
- ---------------------------  -----------     --------------     ----------------
William C. O'Malley........      1995                  0            $  1,938
                                 1994                  0                   0
                                 1993                  0                   0

Richard M. Currence........      1995           $  7,275               3,876
                                 1994              6,975               2,976
                                 1993              6,562               2,976

Ken C. Tamblyn.............      1995              6,975               3,876
                                 1994              6,673               2,976
                                 1993              6,150               2,976

Cliffe F. Laborde..........      1995              5,925               3,876
                                 1994              5,587               2,976
                                 1993                  0               2,976

Stephen A. Snider..........      1995              4,497               3,876
                                 1994              4,125               2,976
                                 1993              3,825               2,976

John P. Laborde............      1995             10,716               1,938
                                 1994             18,000               2,976
                                 1993             16,053               2,976

STOCK OPTIONS

    The following table contains certain information concerning the grant of stock options to the named individuals during the fiscal year ended March 31, 1995:
              OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 1995

                                                                                                   POTENTIAL REALIZABLE
                                                       % OF TOTAL                                    VALUE AT ASSUMED
                                          NUMBER        OPTIONS                                    ANNUAL RATES OF STOCK
                                        OF SHARES      GRANTED TO                                 PRICE APPRECIATION FOR
                                        UNDERLYING     EMPLOYEES                                        OPTION TERM
                                         OPTIONS        IN LAST       EXERCISE    EXPIRATION   -----------------------------
                NAME                    GRANTED(1)    FISCAL YEAR     PRICE(2)       DATE           5%             10%
- -------------------------------------   ----------    ------------    --------    ----------   -------------  --------------
William C. O'Malley..................     375,000(3)      42.0%       $  23.38      10/20/04   $   5,512,654  $   13,970,149
                                           75,000(4)       8.4%          19.00      03/16/05         896,175       2,271,083

Richard M. Currence..................      15,675(4)       1.8%          22.25      08/16/04         219,339         555,848
                                           30,000(4)       3.4%          19.00      03/16/05         358,470         908,433

Ken C. Tamblyn.......................      15,000(4)       1.7%          22.25      08/16/04         209,894         531,912
                                           30,000(4)       3.4%          19.00      03/16/05         358,470         908,433

Cliffe F. Laborde....................      10,875(4)       1.2%          22.25      08/16/04         152,173         385,636
                                           20,000(4)       2.2%          19.00      03/16/05         238,980         605,622

Stephen A. Snider....................      10,875(4)       1.2%          22.25      08/16/04         152,173         385,636
                                           25,000(4)       2.8%          19.00      03/16/05         298,725         757,028

John P. Laborde(5)...................

- ---------
(1) The options become fully exercisable within three years after the date of grant. Exercisability is accelerated upon a change of control.

(2) The exercise price is equal to the closing price of the Company's common stock on the New York Stock Exchange consolidated tape on the date of grant.

(3) The options were granted under Mr. O'Malley's Employment Agreement on the date he became Chief Executive Officer of the Company. See "Employment Contracts."

(4) The options were granted under the Company's Stock Option Plan. Upon exercise of the options, Messrs. Currence, Tamblyn, Cliffe Laborde, and Snider will receive 1,742, 1,667, 1,208, and 1,208 Restricted Shares, respectively, that were awarded under the plan. See Note 4 to Summary Compensation Table.

(5) Mr. Laborde received a 1,000 share option grant as a Non-Employee Director of the Company under the Company's Stock Option Plan.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning the exercise of options during the fiscal year ended March 31, 1995, and unexercised options held on March 31, 1995:

       AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1995
                    AND OPTION VALUES AS OF MARCH 31, 1995

                                                                       NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                        NUMBER OF                        SHARES UNDERLYING            IN-THE-MONEY OPTIONS AT
                                         SHARES                      OPTIONS AT MARCH 31, 1995           MARCH 31, 1995(2)
                                        ACQUIRED        VALUE      ------------------------------   ---------------------------
                NAME                   ON EXERCISE   REALIZED(1)    EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------------------  -----------   -----------   --------------   -------------   -----------   -------------
William C. O'Malley..................        -0-             -0-           -0-          450,000             -0-     $ 103,125
Richard M. Currence..................      3,875      $   64,360        60,541           73,884      $  352,875       148,501
Ken C. Tamblyn.......................      1,000          20,000        56,024           71,076         328,528       116,797
Cliffe F. Laborde....................        -0-             -0-        22,867           49,942         122,822        53,134
Stephen A. Snider....................        -0-             -0-        24,333           55,542          87,415        83,711
John P. Laborde......................     25,786         248,190           -0-            1,000             -0-           -0-

- ---------
(1) Reflects the difference between the closing sale price of the Company's Common Stock on the exercise date and the exercise price of the options.

(2) Reflects the difference between the closing sale price of the Company's Common Stock on March 31, 1995, and the exercise price of the options.

PENSION PLANS

    DEFINED BENEFIT PENSION PLAN. The Company and its participating subsidiaries sponsor a defined benefit pension plan ("Pension Plan") covering eligible employees. Upon normal retirement at age 65, the Pension Plan provides a monthly benefit equal to the sum of (i) 1.5% of five-year final average earnings above Social Security covered compensation times years of credited service to a maximum of 35, plus (ii) 0.85% of five-year final average earnings of Social Security covered compensation times years of credited service to a maximum of 35, plus (iii) 1% of five-year final average earnings times credited service in excess of 35 years.

    Early retirement benefits are available upon attainment of age 55 and completion of 10 years of credited service and are payable on a reduced basis. There is no reduction for benefits payable at age 62 or later. For employees retiring between age 55 and 62, the reduction is 5% per year for each year prior to age 62. A retiring employee may select a life annuity or one of several optional forms of settlement.

    Employees completing five years of credited service are 100% vested in their pension benefits. Messrs. O'Malley, Currence, Tamblyn, Cliffe Laborde, and Snider have 0, 10, 9, 3 and 3 years of credited service, respectively, under the Company's Pension Plan.

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Under federal law, an employee's benefits under a qualified pension plan are limited to certain maximum amounts. The Company has adopted a supplemental executive retirement plan ("SERP") to supplement the benefits received by the Company's officers participating in the Pension Plan. The supplemental benefits consist of an amount equal to the excess of the participant's benefits calculated under the Pension Plan over the maximum benefit permitted by law. The SERP also gives credit for prior service by the SERP participants without regard to any break in service. As a consequence, under the SERP Messrs.

Currence and Snider were given credit for prior service without regard to their breaks in service. The SERP also provides for payment of a supplemental monthly benefit upon an officer's death or upon the later of attainment of age 55 or separation from service. The monthly benefit is equal to the sum of (i) 2.0% of five-year final average earnings above Social Security covered compensation times years of credited service to a maximum of 35 years, plus
(ii) 1.35% of five-year final average earnings below Social Security covered compensation times years of credited service to a maximum of 35 years.

    The following table sets forth estimated aggregate combined annual benefits payable in the form of a straight life annuity under the Pension Plan and the SERP upon retirement to persons in the remuneration and years-of-service classifications specified. Benefits are not subject to any deduction for Social Security or other offset amounts.

                             PENSION PLANS TABLE

  FIVE-YEAR                YEARS OF CREDITED SERVICE AT RETIREMENT
FINAL AVERAGE  ---------------------------------------------------------------
  EARNINGS         15           20           25           30           35
- -------------  -----------  -----------  -----------  -----------  -----------
$150,000.....  $    42,473  $    56,630  $    71,788  $    84,946  $    99,103
$175,000.....       49,973       66,630       83,288       99,946      116,603
$200,000.....       57,473       76,630       95,788      114,946      134,103
$225,000.....       64,973       86,630      108,288      129,946      151,603
$250,000.....       72,473       96,630      120,788      144,946      169,103
$300,000.....       87,473      116,630      145,788      174,946      204,103
$400,000.....      117,473      156,630      195,788      234,946      274,103
$500,000.....      147,473      196,630      245,788      294,946      344,103
$600,000.....      177,473      236,630      295,788      354,946      414,103

EMPLOYMENT CONTRACTS

    On June 13, 1994, the Company entered into an employment agreement (the "Employment Agreement") with Mr. William C. O'Malley, pursuant to which Mr. O'Malley agreed to serve as the Chairman, President, and Chief Executive Officer of the Company. Under the Employment Agreement, which has a term that expires on December 31, 1997, the Company will pay Mr. O'Malley an annual base salary of $500,000. In addition, Mr. O'Malley will be eligible for an annual incentive bonus in accordance with the terms of the Company's Annual Incentive Plan. Pursuant to the Employment Agreement, Mr. O'Malley was granted 70,000 restricted shares of the Company's Common Stock which are subject to certain restrictions on transfer, vesting periods, and risks of forfeiture. Under the Employment Agreement, Mr. O'Malley was also granted nonqualified options to purchase 375,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of the option grant. Under the terms of the stock option grant, the options will become exercisable over a three-year period. Among other terms, the Employment Agreement provides that if Mr. O'Malley's employment is terminated without cause (or if he terminates for good reason) following a change of control (as defined in the Employment Agreement) of the Company, then Mr. O'Malley will be entitled to receive cash in an amount equal to two times his annual base salary.

    Effective July 1, 1992, the Company entered into an employment and consulting contract (the "Consulting Contract") with John P. Laborde. The terms of the Consulting Contract provide for Mr. Laborde to serve the Company as a consultant for a three-year term commencing with his retirement on October 20, 1995, (the "Consultant Term"). Under the terms of the Consulting Contract, Mr. Laborde will be paid an annual consulting fee of $600,000. During the Consultant Term, Mr. Laborde is entitled to all benefits that he is eligible to receive as a retiree from the Company, plus payment by the Company of certain additional perquisites. Mr. Laborde and his spouse are also entitled to be provided medical coverage by the Company for life. If Mr. Laborde's employment as a consultant is terminated other than under the conditions permitted in the Consulting Contract, including termination at the option of Mr. Laborde following a change in control of the Company, Mr. Laborde will be paid the aggregate amount of his annual consulting fee through the last day of the Consultant Term. In the case of disability or death, Mr. Laborde or his heirs will receive a payment equal to 50% of Mr. Laborde's annual consulting fee from the date of termination through the last day of the Consultant Term. In the case of disability, Mr. Laborde will be entitled to receive disability and other benefits at least equal to the most favorable of those generally provided by the Company to executive officers.

SEVERANCE AGREEMENTS

    The Company has entered into severance agreements with Messrs. Currence, Tamblyn, Cliffe Laborde, and Snider (the "Severance Agreements").

    The Severance Agreements provide for a lump sum payment by the Company to each executive in the event the executive's employment with the Company is terminated (other than for death, retirement, disability, or cause as defined in the Severance Agreements), or the executive terminates his employment for good reason as defined in the Severance Agreements, following a change in control of the Company.

    Under the Severance Agreements, upon a termination for which a severance payment is required, an amount shall be paid to the executive equal to two times the executive's average annual base salary for the three years prior to termination, as well as any incentive compensation which has been allocated or awarded to the executive prior to the date of termination but has not been paid. In addition, the Severance Agreements provide for: (a) continuation of Company group welfare benefits until the earlier of two years after termination or until normal retirement age would have been reached or until replacement of the benefits as a result of the executive's employment with others; (b) a payment equal to the employer contributions to the Company's Savings Plan that would have been made for the two years following the date of termination or until normal retirement age would have been reached, whichever comes earlier; (c) a payment equal to the present value of the additional retirement benefit which would have been earned under the Company's Pension Plan if employment had continued until the earlier of two years following date of termination or until normal retirement age would have been reached; and (d) a cash payment equal to the difference between the option price and the higher of market value on date of termination, or the highest price paid in connection with the change in control, for all stock options exercisable during the next two years. Any payment or benefit to be received by the executive in connection with a change in control or the termination of employment will be reduced to the extent necessary to preserve the deductibility of payments made to the executive pursuant to Section 280G of the Internal Revenue Code.

                        COMPENSATION COMMITTEE REPORT

PRINCIPLES OF EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed of independent Non-Employee Directors who are responsible for Tidewater's compensation programs. The executive compensation program is designed to help the Company attract, motivate, and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company's executive compensation program has been structured based on the following principles:

    * Competitive Levels of Compensation -- Tidewater attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications. Total compensation is defined to include base salary, annual bonuses, long-term incentives, and executive benefits.

    The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys, proxy statements for comparable organizations, and independent compensation consultants. The Company's philosophy is to target the market 50th percentile (market median) for total cash compensation which is made up of base salary and annual bonus incentive. With respect to long-term stock compensation, the Company philosophy is to target total grants of between the 50th and 75th percentile. Tidewater considers market pay data for general industry companies with comparable revenues to Tidewater and the Value Line Oilfield Service peer companies used in the total shareholder return graph in this proxy statement. While individual executive pay rates vary in terms of competitiveness based on experience and performance over time, the overall average of Tidewater's executive compensation levels for the executive officers included in the Summary Compensation Table in this proxy statement in the last fiscal year were consistent with this stated philosophy.

    * Pay for Performance -- Tidewater's base salary and incentive plans are managed within a pay for performance framework. As a result, while the expected value of an executive's compensation package may be competitive, actual payments made to executives in a given year may be higher or lower than competitive market rates because of Company and individual performance.

    * Focus on Annual and Long-Term Results -- As part of its pay for performance program, Tidewater maintains both an annual and a long-term incentive plan for key employees. The purpose of the annual incentive plan is to award short-term performance incentives tied to the Company's annual business objectives. The long-term incentive plan focuses on providing stock based incentives which are intended to be consistent with the goals of long term shareholders.

DESCRIPTION OF THE CURRENT EXECUTIVE COMPENSATION PROGRAM

    This section describes each of the principal elements of the Company's executive compensation program with specific reference to the objectives discussed above. The Company's compensation program is periodically reviewed to ensure an appropriate mix of base salary, annual incentive, and long-term incentive within the philosophy of providing competitive total direct compensation opportunities.

    BASE SALARY PROGRAM. Tidewater believes that offering competitive rates of base pay plays an important role in our ability to attract and retain executive talent. Discretionary base salary adjustments are also made for each individual employee's performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Generally, salaries for executives are reviewed annually based on a variety of factors, including individual performance, general levels of market salary increases, and Tidewater's overall financial results. Salaries for fiscal 1996 will not be adjusted upward as in previous years in order to place more emphasis on the bonus portion of total cash compensation and to increase the risk element of executive compensation.

    ANNUAL BONUS PLAN. Tidewater's annual bonus plan is intended to motivate, attract, and retain high quality employees by offering variable pay tied to Company and individual performance. This program is also an important component in providing a fully competitive compensation package to the Company's executive officers.

    A bonus pool is established each year based on the Company's overall performance against measures established by the Compensation Committee of the Board of Directors. In fiscal 1995, three performance measures were considered and each was weighted one-third. These performance measures were (1) growth in adjusted operating income compared to the prior year, (2) return on total capital compared to the Value Line Oilfield Services industry peer group, and
(3) the ratio of operating cash flow to revenues.

    For fiscal 1995, the Company exceeded the maximum target for return on total capital, and exceeded minimum targets for operating income and cash flow. As a result, the overall company performance measures generated a bonus pool from which payouts were made.

    Individual awards from the established bonus pool are determined by the Compensation Committee. The CEO provides advice to the Committee for specific individual awards for executives other than himself. Individual awards from the pool are based on a discretionary evaluation of business unit performance and individual employee performance. The aggregate individual bonus awards did not exceed the amount of funds in the bonus pool.

    LONG-TERM INCENTIVE PLAN. Tidewater's long-term incentive plan provides long-term incentives to executives in two forms: stock options and restricted stock. Each of these devices is intended to meet the Company's objectives in different ways.

    Tidewater's stock option plan is intended to reward participants for generating appreciation in the Company's stock price. Stock options granted during the last fiscal year were granted at the closing price of the Company's Common Stock on the New York Stock Exchange on the date of grant. All stock options have a term of 10 years and are exercisable in accordance with a vesting schedule established by the Compensation Committee at the time of the grant. For fiscal 1995, the Compensation Committee used a vesting schedule of one-third per year commencing one year following the grant date. In March 1995, after concluding the Company's restructuring efforts, options were granted to participants to recognize the success of the reorganization. These options are in lieu of options which would normally have been awarded early in fiscal 1996.

    Grants of restricted stock made in fiscal 1995 were granted as part of the Company's continued effort to increase executive stock ownership levels, thereby more closely aligning executive pay with shareholder interests. Under this program, executive officers will receive the restricted shares shown in the Summary Compensation Table upon the exercise of related stock options. Once issued, restricted shares will be restricted for 5 years and will be forfeited if, except under certain circumstances, the executive officer sells the stock covered by the related stock option or ceases to provide substantial services for the Company and competes with the Company.

    Tidewater's overall stock option and restricted stock grant levels generally are established by considering market data on grant levels. Individual long-term incentive grants are based on a subjective evaluation of the level of responsibility of each participant in the Company and individual performance.

1995 CHIEF EXECUTIVE OFFICER COMPENSATION

    During fiscal 1995, John P. Laborde was Chief Executive Officer from April 1, 1994, until October 20, 1994. His base salary of $600,000 per year has remained constant since July 1992 pursuant to his employment contract. No stock options or restricted shares were awarded to Mr. Laborde in fiscal 1995; however, an annual incentive award of $175,000 was paid, based upon Company performance under the plan measures (as described previously in this report), and the discretionary evaluation of his individual performance by the Compensation Committee.

    In June 1994, the Company entered into an employment contract with William
C. O'Malley, who became the Chief Executive Officer for Tidewater Inc. on October 20, 1994. Mr. O'Malley's base salary, stock option grants and incentive bonus percentage were set above market median in order to attract the most qualified individual to serve as the Company's Chief Executive Officer.

    Pursuant to this employment contract, Mr. O'Malley's base salary was set at $500,000 for fiscal 1995. On the date he became President and Chief Executive Officer, Mr. O'Malley was granted non-qualified stock options to purchase 375,000 shares of Company common stock, and was granted 70,000 shares of restricted stock in accordance with the terms of the Tidewater 1992 Stock Option and Restricted Stock Plan. The restricted shares have special vesting restrictions tied to increases in the price of the Company's Common Stock. In addition, under the terms of the annual incentive plan, Mr. O'Malley was eligible for an annual incentive award for fiscal 1995. Based upon Company performance under the plan measures, and the discretionary evaluation of his individual performance by the Compensation Committee, an allowable payout of $200,000 was paid.

$1 MILLION PAY DEDUCTIBILITY CAP

    Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to each of its most highly compensated executive officers. The compensation paid to each of the named executive officers for the last fiscal year was not expected to exceed and did not exceed the amount deductible under Section 162(m). The Compensation Committee intends to establish executive officer compensation programs that will maximize Tidewater's deduction if the Committee determines that such actions are consistent with its philosophy and in the best interest of Tidewater and its shareholders. However, from time to time, the Committee may award compensation that is not fully deductible if the Committee determines that such award is consistent with its philosophy and in the best interest of Tidewater and its shareholders.

                                          Compensation Committee:
                                          Robert H. Boh, Chairman
                                          Hugh J. Kelly
                                          J. Hugh Roff, Jr.

                              PERFORMANCE GRAPH

    The following graph compares the change in the cumulative total shareholder return on Company shares with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Value Line Oilfield Services Group Index during fiscal 1991, 1992, 1993, 1994, and 1995. The graph assumes the investment of $100 on April 1, 1990, at closing prices on March 31, 1990, and the reinvestment of dividends. The Value Line Oilfield Services Group consists of 17 companies.

            COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1990-1995

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                    Fiscal Year Ending March 31,
                      ------------------------------------------------------
                      1990      1991      1992      1993      1994      1995
                      ----      ----      ----      ----      ----      ----
Tidewater Inc. .....   100        98        86       173       143       152
S&P 500 ............   100       114       127       146       149       172
Peer Group .........   100       105        84       103        91       105

                       INTEREST IN CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

    During fiscal year 1995, the Company contracted with Bollinger Machine Shop & Shipyard, Inc. ("Bollinger Shipyard") for repair services in the amount of approximately $905,000 for vessels owned by the Company. The contracts were awarded to Bollinger Shipyard on the basis of competitive bidding and/or drydock availability. Donald T. Bollinger is the Chairman and Chief Executive Officer of Bollinger Shipyard and a Director of the Company.

    Bollinger Shipyard received approximately $34,000 during fiscal 1995 for dockage provided for the Company's vessels that had been taken out of service. The vessels were docked at the Bollinger Shipyard facility in LaRose, Louisiana pending sale and/or return to service.

    Bollinger Shipyard paid the Company approximately $30,000 during fiscal 1995 for charter of the M/V GREENHEAD.

    In the opinion of management, all of the Company's transactions with Bollinger Shipyard were provided on terms that were usual, customary, and no less favorable to the Company than would be available from unaffiliated parties.
                       PROPOSAL FOR THE RATIFICATION OF
                     SELECTION OF INDEPENDENT ACCOUNTANTS
                                 (PROPOSAL 2)

    The Board of Directors has approved the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 1996. Proxies solicited hereby will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also to be available at the meeting to respond to appropriate questions. The Board also expects one or more members of its Audit Committee to be present at the Annual Meeting and to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 1996.

                STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

    Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission and the Bylaws of the Company.

    Should a stockholder intend to present a proposal at the Annual Meeting to be held in 1996, it must be received by the Secretary of the Company (at 1440 Canal Street, New Orleans, Louisiana 70112) not less than 120 days in advance of June 8, 1996, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

    The Company's Bylaws provide that in addition to any other applicable requirements for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting, provided that in the event that the Annual Meeting is called for a date more than 50 days prior to such anniversary date, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. This requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with such procedures.

    The Bylaws further provide that a stockholder of the Company entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Such nominations shall be made pursuant to notice in writing to the Secretary, which must be delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting, provided that in the event the Annual Meeting is called for a date more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14A under the Securities Exchange Act of 1934 as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and
(ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.

                                OTHER MATTERS

    The Board of Directors knows of no business, other than that described above, that will be presented to the meeting but, should any other matters properly arise before the meeting, the persons named in the enclosed proxies will vote the proxies in accordance with their best judgment.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      CLIFFE F. LABORDE
                                      SENIOR VICE PRESIDENT, SECRETARY,
                                      AND GENERAL COUNSEL

New Orleans, Louisiana
June 8, 1995

PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

                                                         [LOGO]

                                                      TIDEWATER INC.
                                                    1440 CANAL STREET
                                               NEW ORLEANS, LOUISIANA 70112

                                 TIDEWATER INC.

   |    The undersigned appoints William C. O'Malley and John P. Laborde as
P  |    proxies, each with power to act alone or by substitution, to vote all
   |    shares of the undersigned at the Annual Meeting of Stockholders of
R  |    Tidewater Inc. to be held on July 20, 1995, and any adjournments
   |    thereof.
O  |
   |    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NOT
X  |    DIRECTED, FOR EACH NOMINEE AND FOR ALL PROPOSALS LISTED HEREIN, AND, AS
   |    SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME
Y  |    BEFORE THE MEETING. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT
   |    IS HEREBY ACKNOWLEDGED. tHIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY
   |    THE UNDERSIGNED.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.
                               [SEE REVERSE SIDE]

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW

1. To elect directors to hold office until September 1998 or until their successors are elected and qualified.

NOMINEES:  Paul W. Murrill, Lester Pollack and J. Hugh Roff, Jr.

           [ ] FOR ALL NOMINEES       [ ] WITHHELD FROM ALL NOMINEES

              [ ] ________________________________________________
                     For all nominees except as noted above

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL

2. To ratify selection of KPMG Peat Marwick LLP as independent auditors.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

                                                            MARK HERE
                                                           FOR ADDRESS  [ ]
                                                           CHANGE AND
                                                          NOTE AT LEFT

Please sign exactly as your name appears hereon. If the stock is issued in the names of two or more persons, each of them should sign the proxy. If the proxy is executed by a corporation, it should be signed in the corporate name by an authorized officer. When signing as attorney, executor, administrator, trustee, or guardian, or in any other representative capacity, give full title as such.

Signature: _________________________________       Date ___________________

Signature: _________________________________       Date ___________________

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

VOTING INSTRUCTIONS                                        VOTING INSTRUCTIONS

                 TIDEWATER EMPLOYEE SAVINGS AND PROTECTION PLAN

        The undersigned directs the Trustee of the Tidewater Employee Savings and Protection Plan (the "Plan") to vote as designated herein the shares represented by the undersigned's interest in the shares of Tidewater Inc. Common Stock held by the Plan at the Annual Meeting of Shareholders of the Company to be held on Thursday, July 20, 1995 and any adjournment thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement dated June 8, 1995 (the "Proxy Statement"). The Trustee is further authorized to vote, in its discretion, upon such other business as may properly come before the Meeting.
                               [SEE REVERSE SIDE]

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW

1. To elect directors to hold office until September 1998 or until their successors are elected and qualified.

NOMINEES:  Paul W. Murrill, Lester Pollack and J. Hugh Roff, Jr.

           [ ] FOR ALL NOMINEES       [ ] WITHHELD FROM ALL NOMINEES

              [ ] ________________________________________________
                     For all nominees except as noted above

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL

2. To ratify selection of KPMG Peat Marwick LLP as independent auditors.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

                                                            MARK HERE
                                                           FOR ADDRESS  [ ]
                                                           CHANGE AND
                                                          NOTE AT LEFT

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS CARD IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature: _________________________________       Date ___________________

Signature: _________________________________       Date ___________________